Exhibit 10.2

OWNERSHIP LIMIT WAIVER AGREEMENT

THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of February 4, 2022, is between New York City REIT, Inc., a Maryland corporation (the “Company”), and Edward M. Weil, Jr.(“Mr. Weil”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s charter, as amended and restated through the date hereof and as presently in effect (the “Charter”).

RECITALS

WHEREAS, as of the date hereof, 13,282,930 shares of the Company’s Class A common stock (the “Common Stock”) are issued and outstanding.

WHEREAS, Section 5.7 of the Charter contains a limitation on the ownership of Shares, which prohibits any Person from Beneficially Owning or Constructively Owning more than 9.8% in value of the aggregate of the outstanding Shares (the “Overall Limit”) and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares (the “Series Limit,” and collectively with the Overall Limit, the “Aggregate Share Ownership Limit”), except as otherwise waived by the Company. These restrictions are designed to ensure the Company’s continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, concurrently with the execution of this Agreement the Company is filing a “Certificate of Notice” that will reduce each of the Overall Limit and the Series Limit to 7%.

WHEREAS, concurrently with the execution of this Agreement, Bellevue Capital Partners, LLC (“Bellevue”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides Bellevue with an ownership limit waiver effective as of the Determination Date (as defined below), allowing Bellevue to be an Excepted Holder (the “Bellevue Waiver”).

WHEREAS, concurrently with the execution of this Agreement, New York City Advisors, LLC (the “Advisor”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides Advisor with an ownership limit waiver effective as of the Determination Date (as defined below), allowing Advisor to be an Excepted Holder (the “Advisor Waiver” and together with the Bellevue Waiver, the “Bellevue and Advisor Waivers”).

WHEREAS, as of the Determination Date (as defined below), Mr. Weil will be treated as Beneficially Owning or Constructively Owning Shares held by each of Bellevue and the Advisor.

WHEREAS, as of the day immediately prior to the Determination Date (as defined below), Mr. Weil actually owns 12,210 shares of the Common Stock;

WHEREAS, Mr. Weil has requested a waiver of the Aggregate Share Ownership Limit with respect to the Bellevue and Advisor Waivers;

WHEREAS, this Ownership Limit Waiver (as defined below) shall be effective as of the date of this Agreement (the “Determination Date”).

WHEREAS, pursuant to Section 5.7(ii)(g)(I) of the Charter, the Company has adopted resolutions approving Mr. Weil’s exemption from the Aggregate Share Ownership Limit on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties, intending to be legally bound, in reliance on the representations set forth in the Certificate (as defined below), hereby agree as follow:

AGREEMENT

1. WAIVER OF OWNERSHIP LIMIT

1.1      The Company hereby waives the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit Mr. Weil to Beneficially Own or Constructively Own shares of Common Stock (collectively, the “Exempt Stock”), subject to an increased Series Limit for the Common Stock of 20% and an increased Overall Limit of 20% (the “Excepted Holder Limit”) from and after the Determination Date (collectively the “Ownership Limit Waiver”), solely as a result of the Bellevue and Advisor Waivers.

1.2      The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 is granted solely to Mr. Weil. Any Transfer of the Exempt Stock held by Mr. Weil shall cause any such shares to no longer be subject to this Ownership Limit Waiver and any such Shares shall be subject to the Aggregate Share Ownership Limit as of the date of such Transfer.

1.3       The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 only grant Mr. Weil the right to Beneficially Own or Constructively Own Shares up to the Excepted Holder Limit. As of the day immediately prior to Determination Date, Mr. Weil actually owns 12,210 shares of Common Stock, and shall not, so long as this Agreement remains in place, acquire, directly or indirectly, any additional Shares, or Beneficially Own or Constructively Own Shares, other than by reason of the actual ownership of Shares by Bellevue or the Advisor and the actual ownership of 12,210 shares of Common Stock by Mr. Weil as of the day immediately prior to the Determination Date.

1.4       Except as specifically provided in Section 1.1, this Agreement does not waive any restrictions or limitations set forth in Section 5.7 of the Charter as they apply to Mr. Weil or other Shares Beneficially Owned or Constructively Owned by any person, other than Mr. Weil. For the avoidance of doubt, this Agreement also does not modify Section 5.7(ii)(a)(I)(B) and (II) of the Charter in any respect.

2. LIMITATIONS AND OTHER MATTERS

2.1       In no event shall the Ownership Limit Waiver permit any Individual’s Beneficial Ownership or Constructive Ownership of Shares to exceed, at any time, the Aggregate Share Ownership Limit of Section 5.7(i) of the Charter as determined without regard to any provisions of this Agreement, unless and to the extent such Individual is an Excepted Holder. For the purpose of this Agreement, “Individual” has the meaning provided in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.

2.2        For the Ownership Limit Waiver to be effective, Mr. Weil must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit A (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the Shares of the Company that would otherwise be in excess of the Aggregate Share Ownership Limit shall be deemed to have been transferred to a Trust in accordance with 5.7(ii)(a)(II) of the Charter.

2.3       Mr. Weil shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by Mr. Weil to the effect that Mr. Weil has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Mr. Weil will reasonably cooperate with the Company in investigating any direct or indirect relationship that Mr. Weil may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code).

2.4       This Ownership Limit Waiver shall automatically be deemed to have been revoked (prospectively or, as necessary in order to protect the Company’s qualification as a real estate investment trust under the Code, retroactively) without any further action if the Company determines, in its sole discretion, that the Company’s ability to qualify and maintain its qualification as a real estate investment trust pursuant to Section 856 et seq. of the Code is reasonably likely to be jeopardized by the Ownership Limit Waiver, or in fact the Ownership Limit Waiver would jeopardize such qualification. The Company shall promptly notify Mr. Weil in the event that it has been determined that the Ownership Limit Waiver has been revoked pursuant to this Section 2.4.

3. TERM

3.1       The term of this Agreement shall commence as of the Determination Date, and shall terminate on the earliest of (i) the earliest date on which Mr. Weil neither Beneficially Owns nor Constructively Owns Shares in excess of the Aggregate Share Ownership Limit; (ii) the earliest date on which any of the conditions set forth in Sections 1 or 2 of this Agreement are no longer true or accurate, or otherwise have been violated; (iii) the earliest date on which any of the representations, warranties, agreements, or undertakings made by Mr. Weil in the Certificate (without giving effect to any qualifications as to knowledge) are no longer true, as of such date; (iv) the earliest date on which the Company makes the determination set forth in Section 2.4 of this Agreement; (v) the earliest date on which Mr. Weil acquires actual ownership of any additional Shares in excess of the number of Shares that Mr. Weil actually owns as of the day immediately prior to the Determination Date; or (vi) the earliest date on which either of the Bellevue Waiver or Advisor Waiver has been terminated.

4. MISCELLANEOUS

4.1       All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

4.2       This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4.3       All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

4.4       The Recitals to this Agreement are incorporated into and are deemed a part of this Agreement.

[Signature Page Follows]

Each of the parties has, to the extent it is an entity, caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY

New York City REIT, Inc.

By:	/s/ Christopher J. Masterson
Name: Christopher J. Masterson
Title: Chief Financial Officer and Treasurer
Date: February 4, 2022

Mr. Weil

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Date: February 4, 2022

[Signature Page to Ownership Limit Waiver Agreement]